UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

Layne Christensen Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Boulevard, Suite 700

The Woodlands, TX 77380

(Address of Principal Executive Offices) (Zip Code)

(281) 475-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Layne Christensen Company (the “Company”) has hired Lisa Curtis, age 49, as Vice President of Finance effective February 29, 2016. Following a transition and training period, Ms. Curtis will assume the role of Chief Accounting Officer of the Company on April 15, 2016. Jami Phillips, Vice President and Controller, who has served as the Company’s Chief Accounting Officer since October 2015, will remain with the Company as a Vice President and Controller.

Prior to joining the Company, Ms. Curtis worked for Cameron International Corporation, a Fortune 500 company and leading provider of flow equipment products, systems and services to worldwide oil and gas industries, since November 2009. During her time at Cameron, she served in positions of increasing responsibility, most recently as controller, external reporting, accounting policies and internal controls. From October 2008 to November 2009, Ms. Curtis served as chief accounting officer of Trico Marine Services, Inc., a provider of subsea and marine support vessels and services to oil and natural gas exploration and production companies. From May 2000 until October 2008, she worked for National Oilwell Varco, Inc., a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, in various capacities, most recently as director of budgeting and planning. Prior to May 2000, Ms. Curtis was an Audit Manager at Deloitte & Touche LLP, an international accounting firm. Ms. Curtis holds a B.B.A. in accounting and finance from Texas A&M University and is a certified public accountant.

Ms. Curtis will receive an initial base salary of $250,000 and will be eligible to participate in (i) the Non-Executive Corporate Short-Term Incentive Plan with a target bonus of 50% of base salary and (ii) the Long-Term Incentive Plan at a rate of 30% of base salary. Additionally, Ms. Curtis will be eligible to participate in the Company’s standard benefit package.

In connection with the hiring of Ms. Curtis, the Company entered into a change of control severance agreement with Ms. Curtis (the “Severance Agreement”). The Severance Agreement generally provides that following a “change of control” of the Company and for a one-year period following the change of control, the successor company is obligated to both (i) continue to employ Ms. Curtis in a substantially similar position (at an equal or greater base salary as before the change of control) and (ii) provide her with certain welfare benefits and incentive compensation opportunities similar to those of other similarly situated employees.

If Ms. Curtis’s employment is terminated by the Company without “cause” or is “constructively terminated without cause” during the one-year period following a change of control of the Company, she is generally entitled to the following payments:

•	payment of her base salary for a 12 month period, paid in accordance with the Company’s regular salary payment practices;

•	a pro-rated annual incentive bonus pursuant to the plan in which she participates for the fiscal year in which termination of employment occurs, based on the final results for that fiscal year;

•	vesting of any outstanding stock options, restricted stock awards and other equity incentive awards that did not vest already as a result of the change of control, and continuation of her rights to exercise any outstanding equity-based awards so exercisable for one year following the effective date of her termination of employment;

•	a lump sum payment equal to 12 times the monthly amount of the Company’s total premium cost to cover Ms. Curtis under the Company’s health, vision and dental plans, and her eligible dependents in effect before her termination; and

•	the right to elect continuation coverage of insurance benefits to the extent required by law.

“Cause” means:

•	conviction of Ms. Curtis of, or the entry of a plea of guilty or nolo contendere by Ms. Curtis to, any felony, or any misdemeanor involving moral turpitude;

•	fraud, misappropriation or embezzlement by Ms. Curtis;

•	Ms. Curtis’s willful failure, gross negligence or gross misconduct in the performance of her assigned duties for the Company; and

•	willful failure by Ms. Curtis to follow reasonable instructions of the Company’s Chief Executive Officer, Chief Financial Officer or the Board (if uncorrected after notice, unless such breach is a repeat occurrence).

“Change of control” generally means the first to occur of any of these events:

•	someone other than the Company or any of its affiliates acquires 50% or more of the stock of the Company;

•	During any 12-month period, the members of the Board as of the date of the Severance Agreement and any new directors (other than any directors whose initial assumption of office is in connection with an actual or threatened election contest) whose appointment or election by the Board or nomination for election by Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on the date of the Severance Agreement or whose appointment, election or nomination for election was previously so approved or recommended, no longer make up a majority of the Board;

•	there is a merger or consolidation of the Company with any other corporation that results in a 50% or more change in ownership of the Company common stock; or

•	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

“Constructive termination without Cause” is generally defined as a termination of employment by Ms. Curtis (following applicable notice and cure periods) due to a reduction in compensation, title, authority, responsibilities or duties, a relocation of her place of employment of more than 50 miles or the failure of a successor company to assume the obligations of the Company under the Severance Agreement.

If Ms. Curtis dies during the one-year period following the change of control, her estate or beneficiaries will be entitled to:

•	reimbursement for any reasonable, documented business expense Ms. Curtis incurred prior to her death;

•	payment of any bonus due by virtue of having met all applicable performance targets prior to her death; and

•	payment of any earned but unpaid portion of Ms. Curtis’s base salary.

The Severance Agreement subjects Mr. Curtis to a one-year covenant not to compete or solicit employees of the Company. If Ms. Curtis violates such covenants (subject to a notice and right to cure period), the Company will not have the obligations to Ms. Curtis with respect to termination without cause (or constructive termination without cause) following a change of control. Additionally, the right to receive payments is contingent upon Ms. Curtis’s execution of a release in favor of the Company.

The term of the Severance Agreement continues until the earlier of the date Ms. Curtis’s employment terminates or twelve months following delivery by the Company to Ms. Curtis of its intent to terminate the Severance Agreement. The Severance Agreement cannot be terminated during the one-year period following a change of control. The Severance Agreement also terminates immediately upon Ms. Curtis’s death.

Ms. Curtis does not have any family relationships with any executive officer or director of the Company.

Ms. Curtis is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company (Registrant)

Date: March 2, 2016	By:	/s/ Michael Anderson
Name: Michael Anderson
Title: Chief Financial Officer